EXHIBIT 24b

                 CERTIFIED RESOLUTIONS OF THE BOARD OF DIRECTORS

  	The undersigned, Laurel L. Grammig, hereby certifies that she is the duly elected, qualified and acting Secretary of Poe & Brown, Inc., a Florida corporation (the "Company"), and that the following resolutions were adopted by the Board of Directors of the Company by unanimous written consent dated as of February 16, 1999:

   RESOLVED, that the February 15, 1999 draft of the Company's 1998 Annual Report on Form 10-K submitted to the Directors is hereby approved in form and substance, subject to any revisions, additions, deletions or insertions deemed necessary or appropriate by Laurel L. Grammig, the Company's Vice President, Secretary and General Counsel, and that the Chief Executive Officer and the Chief Financial Officer are hereby authorized to sign the Form 10-K on behalf of the Company, either personally or through a power of attorney, and to cause the Form 10-K to be filed with the Securities and Exchange Commission in accordance with the rules promulgated by the Commission;

    FURTHER RESOLVED, that the appropriate officers of the Company are hereby authorized and directed to take all actions they deem necessary or appropriate, including the payment of any necessary filing fees, to carry out the intent of the foregoing resolution.

    	IN WITNESS WHEREOF, the undersigned Secretary of the Company has executed this Certificate this 10th day of March, 1999.


                             							/S/ LAUREL L. GRAMMIG
                                   ___________________________________
                               				Laurel L. Grammig
                             						Secretary